EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 9, 2009, with respect to the statements of condition including the related portfolios of Closed-End Strategy: Cohen & Steers Master Equity and Income Portfolio, Series 14, Closed-End Strategy:
Senior Loan and Limited Duration Portfolio, Series 21, Closed-End Strategy:
Cohen & Steers Master Income Portfolio, Series 20 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio-National Series 16 (included in Van Kampen Unit Trusts, Series 886) as of July 9, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-159188) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
July 9, 2009